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                                                                   Exhibit 10.4


                              EMPLOYMENT AGREEMENT

This Employment Agreement is entered into by and between Rockford Corporation an Arizona Corporation, (hereinafter called the "Company") and W. Gary Suttle (hereinafter called the "Employee") as of January 1, 1999.

                                    RECITALS

         A. Employee currently serves as the President and Chief Executive Officer of the Company.

         B. The Board of Directors recognizes Employee's value to the Company and desires to enter into a long-term employment agreement with the Employee.

         C. Employee is willing to accept employment by the Company on the terms and conditions set forth herein.

         NOW THEREFORE, the Company and the Employee agree as follows:

                                    AGREEMENT

1.       Employment

         1.1 The Company shall employ the Employee and the Employee shall serve the Company under this Agreement as President and Chief Executive Officer of the Company. Subject to the termination provisions in Section 5, the Employee shall be employed by the Company to perform the duties set forth in this Agreement, commencing as of the date hereof and until this Agreement is terminated in accordance with the terms and conditions in this Agreement.

         1.2 In accordance with the Company's procedures for election of directors, during the term of the Employee's employment the Board of Directors will nominate and recommend the Employee to serve on the Company's Board of Directors. If the shareholders elect the Employee to the Board of Directors, the Employee will serve at no additional compensation.

2.       Duties

         2.1 The Employee shall: (i) carry out all such executive and managerial duties as are consistent with his position as President and Chief Executive Officer, as shall be lawfully assigned to him from time to time by the Board of Directors of the Company (the "Board"), or as are prescribed by the Bylaws of the Company; (ii) serve the Company diligently and faithfully according to his best abilities in all respects;
                  (iii) except as provided herein, devote his full time, energy and skill to the performance of his duties under this Agreement; and (iv) obey and observe all lawful and reasonable orders and instructions of the Board in relation to the business of the Company. Employee shall be entitled to retain existing and engage in noncompetitive outside financial investments so long as they do not interfere with Employer's devotion of substantially full time to his duties hereunder, including serving as a member of a Board of Directors.

3.       Employment period

         3.1 Initial term. The Employee shall be employed by the Company for the duties set forth in Section 2 for a five-year period, commencing as of January 1, 1999, and ending on December 31, 2003 (the "Initial Term"), unless sooner terminated in accordance with the provisions of this Agreement.
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         3.2      Renewal; Employment Period. This Employment Agreement will be automatically renewed at the end of the Initial Term for additional two-year periods commencing on each January 1 and ending twenty four (24) months later on the following December 31 (the "Renewal Terms"), unless either party serves notice of desire to terminate or modify this Employment Agreement on the other. Such notice must be given at least six months before the end of the Initial Term or the applicable Renewal Term. The period of time commencing as of the date hereof and ending on the effective date of the termination of employment of the Employee under this or any successor Agreement shall be referred to as the "Employment Period."

4.       Compensation and Benefits

         4.1 As remuneration for Employee's services hereunder, the Company shall pay to the Employee, during the continuance of his employment, a total annual base salary of $400,000 payable in installments under the Company's standard payroll policies (base salary). The base salary may be increased as the Compensation Committee of the Board of Directors of the Company reasonably determines.

         4.2 In addition to the remuneration provided in Section 4.1 above, the Company shall pay the Employee an annual performance bonus (the "bonus") based on the Company's profit and bonus plan (the "plan") as approved by the Board of Directors or the Compensation Committee. Such annual bonus shall provide incentives up to 50% of base salary each Fiscal Year in the event the plan is achieved. This base salary and bonus shall be referred to as the Employee's "total compensation."

                  4.2.1 Bonus payments provided herein shall be paid to the Employee within 30 days after delivery to the Board of Directors of the audited (or if there is no audit, Board approved) financial statements of the Company for the relevant Fiscal Year.

                  4.2.2 The Employee shall not be entitled to the bonus or any portion thereof unless he has been employed throughout the entire relevant Fiscal Year; provided, however, that if the Employee's employment is terminated and sections 5.2 or 5.4 below require payment of partial bonus, then Employee will receive a pro rata bonus ("Pro Rata Bonus") based on the number of months which elapsed during the relevant Fiscal Year before the termination, notwithstanding that he was not employed on the last day of the Fiscal Year. Unless Sections 5.2 or 5.4 require payment of a Pro Rata Bonus, the Employee shall not be entitled to the bonus or any portion thereof for the Fiscal Year in which his employment is terminated.

                  4.2.3 For the purposes of this Agreement, the term "Fiscal Year" shall mean the Company's Fiscal Year for accounting purposes ending December 31.

         4.3 The Employee shall be entitled to receive such employee benefits, including but not limited to, accident, health, disability and travel insurance, in accordance with the guidelines applicable to the Company's other senior executive officers and all employees generally; provided that the Company shall pay for the cost of coverage under all such Plans to the same extent as it pays the cost for other senior executive officers. The Company will reimburse the Employee for amounts paid by the Employee for any supplemental disability insurance premiums necessary to provide disability income equal to the Employee's base salary. The Employee is entitled to five (5) weeks of paid vacation per calendar year, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies. The Employee shall be entitled to receive an annual physical from a physician of his choice with the cost of such physical borne by the Company (to the extent it is not paid for by the health insurance provided by Company).


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         4.4      The Company shall enter into an agreement with the Employee establishing a "split dollar" life insurance program in a face amount agreed by Employee and Company. The Company shall pay 100% of the annual premiums on the underlying life insurance contract up to a maximum payment of $36,000 per year and upon the Employee's death, the Company shall be entitled to receive a payment equal to the premiums paid. Such agreement shall be subject to such other terms and conditions to which the Company and Employee agree.

         4.5 The Company will reimburse the Employee for any and all necessary, customary, and usual expenses, properly receipted in accordance with Company policies, incurred by the Employee on behalf of the Company. Additionally, the Company shall pay membership dues for the Employee to join various civic and professional organizations mutually agreed to by the Employee and the Company.

         4.6 If the Employee is unable to perform his duties hereunder because of his physical or mental illness, the Company will continue to pay the Employee his then annual base salary for up to 100 business days of such period of physical or mental illness during any Fiscal Year. The Company shall have the right to require a medical certificate for absences of more than 20 business days and have the Employee examined by a physician of its choice for any absence exceeding 45 days. Any payments hereunder shall be reduced by any payments made to or with respect to the Employee as salary continuation under the provisions of any disability or workers compensation program or arrangement to which the Company contributes or reimburses the Employee for premiums.

         4.7 Employee shall be entitled to participate in the Company's Stock Option Plan as determined by the Board. The Board and Compensation Committee intend to grant Employee an initial option under this Agreement to purchase up to 20,000 shares under the Plan.

5.       Termination

         5.1 The Company may terminate the Employee's employment at any time after the first anniversary date of this Agreement by giving written notice to the Employee not less than six months prior to the effective date of such termination; provided, that the Company may terminate the Employee's employment immediately upon written notice to Employee of termination for Good Cause (as defined below). Employee may terminate his employment with the Company immediately upon written notice to the Company of termination for Good Reason (as defined below). After delivery of a termination notice described in this
                  Section 5.1, the Company shall have the right to exclude the Employee from the Company's premises or from performing any services for the Company; provided that the Company shall continue to compensate the Employee as otherwise required by the terms of this Agreement.

                  5.1.1 For the purposes of this Agreement, "Good Reason" for termination by Employee shall be deemed to occur in the event (i) the Company changes the Employee's position as Chief Executive Officer or materially changes the Employee's functions, duties, or reporting responsibilities which would cause Employee's position with the Company to become of materially lesser responsibility or importance than those associated with his functions, duties, or responsibilities as of the date hereof, (ii) the Employee is required without the Employee's consent to relocate to an employment location that is outside metropolitan Phoenix, Arizona, (iii) the Employee's annualized base salary rate or target bonus amount during the Employment Period is reduced from the rates set forth in Sections 4.1 and 4.2, as such rates may be adjusted by the Compensation Committee, unless


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                           the Employee agrees to a reduction; or (iv) there
                           exists a "Charge in Control" (as defined on Exhibit A attached hereto and incorporated herein) of the Company prior to an initial public offering of Company's common stock in one or more series of related transactions.

                  5.1.2 For purposes of this Agreement, "Good Cause" for termination by the Company means: (i) the Employee's indictment, conviction or plea of guilty to any act or acts constituting a felony under the laws of the United States, any state thereof or any foreign jurisdiction, (ii) failing or refusing, after a 30-day written notice from the Company and an opportunity during such 30-day period for the Employee to cure, to comply in a material respect with the Company's policies, written or otherwise, or with the material duties or obligations imposed upon him under this Agreement, (iii) any act by the Employee that is unlawful or brings the Company into disrepute unless the Employee believed in good faith that the act was lawful and not opposed to the Company's best interests, or (iv) any act by the Employee involving theft or dishonesty involving $1,000 or more of the Company's property. Good cause shall be determined by a vote of the Board of Directors.

         5.2 If the Company terminates the employment of the Employee during the Employment Period for other than Good Cause or if Employee terminates his employment with the Company during the Employment Period for Good Reason then the Company shall pay to Employee any portion of his annual base salary which has been accrued but not been paid as of the termination date ("Accrued Salary") and his Pro Rata Bonus. In addition, the Company shall pay the Employee an amount equal to the Employee's base salary for the 18-month period immediately preceding the Employee's termination of employment. Such amount shall be paid according to the Company's payroll practices over the 18-month period immediately following the Employee's termination of employment. Further, the Company will maintain all benefits as described in Section 4.3, including without limitation all medical and disability benefits, for the 18-month period immediately following the Employee's termination of employment. Alternatively, at Employee's election, Company shall reimburse the cost of the Employee's COBRA premium during the applicable "period of coverage" as defined in Section 4980B(f)(2)(B) of the Internal Revenue Code should the Employee elect to receive such COBRA coverage.

         5.3 If the Employee's employment is terminated for any reason other than those set forth in Sections 5.2 or 5.4, the Company shall not be obligated to pay any severance, pay any bonus, or provide any benefits to the Employee; provided, that the Company shall pay to Employee his Accrued Salary.

         5.4 The employment of the Employee shall terminate upon the Employee's death. In the event of the Employee's death, the Company shall be obliged within 30 days thereafter to pay to Employee's estate all Accrued Salary and, if applicable, Pro Rata Bonus. The Company shall have the right to terminate the Employee's employment upon 100 business days prior written notice in the event of the Employee's total disability. In the event of the Employee's termination as the result of his total disability, the Company shall, for a period of 12 months following termination pay to the Employee in each such month 1/12 of his total compensation for the 12 month period prior to termination; provided, however, that the dollar amount of any payment hereunder shall be reduced by any payments made to or with respect to the Employee as salary continuation under the provisions of any disability or workers compensation program or arrangement to which the Company contributes or reimburses the Employee for premiums. For purposes hereof, a total disability is a physical or mental disability which results in the Employee's inability to substantially perform his duties for a period of six consecutive months or for a period of 180 days within any period of 12 consecutive months.


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         5.5      Upon termination of his employment with the Company, the
                  Employee shall promptly return to the Company of his own accord all documents, memoranda, computer discs, data, electronically-stored files, notes and drafts in whatever medium relating to the Company's business, together with any and all carbon or other copies thereof. The Employee shall not be entitled to withhold from the Company any of the aforementioned papers or documents.

         5.6 The Employee's receipt of any of the benefits to be provided under this Agreement following termination of the Employee's employment with the Company shall be subject to the Employee's compliance with any reasonable and lawful policies or procedures of the Company relating to employee severance, including the execution and delivery by the Employee of a release reasonably satisfactory to the Company of any and all claims that the Employee may have against the Company or any related person, except for the continuing obligations provided herein.

6.       Covenants

         6.1 Nondisclosure. The Employee shall not make use of, divulge, or otherwise disclose, directly or indirectly, whether during the term of this Agreement or at any time thereafter, any trade secret or other confidential or proprietary information concerning the business (including, but not limited to, its products, employees, customers, suppliers, services, practices, or policies) of the Company of which the Employee may learn or be aware as a result of the Employee's employment during the term of the Agreement, except to the extent such use or disclosure is (i) required by applicable law; (ii) lawfully obtainable from other sources not under a duty of confidentiality with the Company, (iii) authorized in writing by the Company, or (iv) necessary to the performance of this Agreement and in furtherance of the Company's best interest. The provisions of this provision shall survive the expiration, suspension, or termination, for any reason, of this Agreement.

         6.2 Trade Secrets. The Employee, during the term of employment under this Agreement, will have access to and become acquainted with various trade secrets and proprietary and confidential information, consisting of, but not limited to, processes, computer programs, compilation of information, records, sales procedures, customer requirements, pricing techniques, customer lists, methods of doing business and other confidential information (collectively referred to as "Trade Secrets"), which are owned by the Company and regularly used in the operation of its business, but in connection with which the Company takes precautions to prevent dissemination to persons other than certain directors, officers and employees. The Employee agrees not to disclose any of the Trade Secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of employment by the Company and for its benefit. All records, files, information, data, documents, drawings, specifications, software, electronically-stored data, equipment, and similar items (and all reproductions thereof) relating to the business of the Company, including without limitation, all records relating to suppliers or customers ("Documents"), shall remain the exclusive property of the Company and shall not be removed from the premises of the Company or its affiliates under any circumstances whatsoever, except in the normal course of business or with the prior consent of the Company. Upon termination of employment, the Employee agrees to promptly deliver to the Company all Documents in the possession or under the control of Employee.

         6.3      Non-Competition. Without the prior written consent of the
                  Company:

                  6.3.1 During the Employment Period, the Employee shall not directly or indirectly, either as an individual, a partner, or a joint venturer, or in any other capacity (A) engage in any business that competes with the Company by marketing to customers who are substantially similar to the customers of the Company during


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                           the Employment Period, (B) accept employment with or
                           render services to a competitor of the Company as a director, officer, agent, employee, or consultant,
                           (C) contact, solicit, or attempt to solicit or accept or direct business that is competitive with business conducted by the Company during the Employment Period from any of the Company's customers, or (D) take any action inconsistent with the fiduciary relationship of an Employee to his employer.

                  6.3.2 Until the later of (1) 12 months after termination of the Employment Period or (2) 6 months after final payment of severance or disability payments under Sections 5.2 or 5.4 after the Employment Period ends, the Employee shall not, directly or indirectly, either as an individual, a partner, or a joint venturer, or in any other capacity, (A) engage in any business that competes with the Company by marketing to customers who are substantially similar to the customers of the Company during the Employment Period, (B) accept employment with or render services to a competitor of the Company as a director, officer, agent, employee, or consultant, or (C) contact, solicit, or attempt to solicit or accept or direct business that is competitive with business conducted by the Company during the Employment Period from any of the Company's customers.

         6.4 Non-Solicitation. During the term of this Agreement and until the later of (1) 12 months after termination of the Employment Period or (2) 6 months after final payment of severance or disability payments under Sections 5.2 or 5.4 after the Employment Period ends, the Employee will not, on behalf of the Employee or on behalf of any other individual, association, or entity, call on any of the customers of the Company for the purpose of soliciting or inducing any of such customers to acquire, or providing to any of such customers, any product or service provided by the Company nor will the Employee in any way, directly or indirectly, as agent or otherwise, in any other manner solicit, influence, or encourage such customers to take away or to divert or direct their business to the Employee or any other individual, association, or entity.

         6.5 No Raiding of Employees. During the term of this Agreement and until the later of (1) 12 months after termination of the Employment Period or (2) 6 months after final payment of severance or disability payments under Sections 5.2 or 5.4 after the Employment Period ends, the Employee will not (A) induce any employee of the Company to leave the Company or to accept any other employment or position or (B) assist any other individual, association, or entity in hiring any such employee.

         6.6 Special Remedies and Enforcement. The Employee recognizes and agrees that a breach by the Employee of any of the covenants set forth in this Section 6 would cause irreparable harm to the Company, that the Company's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach, a restraining order or injunction or both may be issued against the Employee, in addition to any other rights and remedies which are available to the Company. The Company and the Employee agree that, if the Company breaches its obligation to pay the Employee severance under
                  Section 5.2, the Employee shall not be bound by the terms of any provision of this Section 6.

7.       STOCK PURCHASING RIGHTS.

         7.1 To the extent the Company makes any future equity offerings prior to its initial public offering the Company will use best efforts to offer Employee the right to participate on terms and conditions similar to those offered to any other existing stockholder.

8.       REGISTRATION RIGHTS OF EMPLOYEE.


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         8.1      LOCK-UP PROVISIONS. Employee acknowledges and understands that if the Company is able to complete an initial public offering, all common stock owned by Employee may not be registered by the Company in connection with the initial public offering. Employee further acknowledges and agrees that the managing underwriter of the initial public offering of the Company's common stock or a subsequent offering of the Company's common stock may require all shareholders, including the Employee, to agree not to sell any common stock of their common stock for up to 180 days. The Employee will sign a "lock-up" agreement for up to 180 days upon request of the managing underwriter and on terms substantially similar to those agreed by other shareholders.

         8.2 REGISTRATION. If at any time after an initial public offering the Company will determine to register any of its common stock, either for its own account or the account of a security holder or holders, the Company will:

                  8.2.1 Promptly (and in any event within five (5) business days) give to Employee written notice thereof; and

                  8.2.2 Use best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, up to 50% of the common stock held by Employee ("Registrable Securities") specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by Employee. Company shall not be obligated to include any Registrable Securities if there would be a conflict with any other shareholder's rights.

                  8.2.3 Employee will furnish to the Company such information regarding Employee, the Registrable Securities held by Employee, and the distribution proposed by Employee as the Company may request in writing and as will be required in connection with any registration, qualification, or compliance referred to in this
                           Section 6.

         8.3 1934 ACT COMPLIANCE. When and if the Company becomes subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company will comply with such requirements so that the "current public information" requirement of Rule 144 of the Securities Act may be met.

9. Indemnification. The Company and the Employee will enter into a separate indemnification agreement governing the Employee's right to indemnification from the Company.

10.      Attorneys Fees

         The Employee and the Company agree that in any arbitration or legal proceedings arising out of this Agreement the prevailing party shall be entitled to its reasonable attorney's fees and costs of litigation in addition to any other relief granted.

11.      Entire Agreement

         This Agreement records the whole of the terms agreed between the Company and the Employee with respect to the subject matter hereof and no variation or modification shall be valid unless it is recorded in writing approved by the Compensation Committee and signed by a senior executive officer of the Company and by the Employee.

12.      Severability

         Should any provision of this Agreement be found to be or become invalid, this shall not prejudice the validity of the remaining provisions.


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13.      Specific Performance

         In the event of a breach by the Employee or Company of any of the provisions of this Agreement, the Company or Employee may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

14.      Arbitration.

         All disputes or claims by Employee against Company relating to this Agreement or to Employee's employment shall be submitted for resolution exclusively to arbitration under the Commercial Rules of Arbitration of the American Arbitration Association in Phoenix, Arizona, no later than one (1) year from the date such claim arises against Company.

15.      Survival.

         The provisions of Sections 6, 8, and 9 shall survive termination of this Agreement.

16.      Applicable Law

         The Agreement shall be governed by the laws of the State of Arizona.




Signed by the Employee:


                                                    Dated:   19 Feb 99
/s/  W. Gary Suttle                                       ------------------
----------------------------------------


Signed for and on behalf of the Company:
ROCKFORD CORPORATION

                                                    Dated:   2/26/99
By: /s/ Timothy S. Bartol                                 ------------------
    ----------------------------------------
Title: General Partner, Monument Investors LP
      ----------------------------------------


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